                                                                   EXHIBIT 10.24

                    MEDITERRANEAN CABLE MAINTENANCE AGREEMENT






--------------------------
  Confidential Treatment has been requested with respect to the portions of this agreement marked with three asterisks (***) and the redacted material has been filed separately with the Securities and Exchange Commission.

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                                     MECMA 2

                    MEDITERRANEAN CABLE MAINTENANCE AGREEMENT

--------------------------------------------------------------------------------



MECMA shall come into effect on 1st JANUARY 1999 and will incorporate the following Articles outlining the following arrangements, responsibilities and requirements of the Agreement:

ARTICLES

1.       Definitions
2.       Previous Agreements
3.       Purpose of the Agreement
4.       Management Committee
5.       Provision of Cableships and Base Ports
6.       Use of Cableships
7.       Maintenance facilities on board the Cableships
8.       Use and Operation of the Depot(s)
9.       Use of Spare Submersible Plant
10.      Transfer of Spare Submersible Plant
11.      Notification of Cableship Requirement
12.      Planning and Direction
13.      Cableship Base Port
14.      Clearances
15.      Periods of Cableship Unavailability
16.      Prerogatives of the Commander
17.      Distress and Salvage
18.      Inclusion and Deletion of Additional Parties and Scheduled Cables
19.      Basis of Cableships Cost Allocation
20.      Billing, Accounting and Payment Arrangements
21.      Responsibility for the Ships Schedules and Reports
22.      Liability and Indemnity
23.      Insolvency
24.      Insurance
25.      Force Majeure
26.      Duration of Agreement
27.      Governing Law
28.      Arbitration
29.      Relationship of the Parties
30.      Status of Cableships and Associated Facilities
31.      Amendments


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32.      Assignments
33.      Execution and Counterparts
34.      Interpretation
35.      Entire Agreement
36.      Headings
37.      Representatives and Correspondence
38.      Notices
39.      Publicity
40.      Confidential Information
41.      Performance of Agreement
42.      Severability
43.      Waiver



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It also includes a list of Schedules, which outline the technical aspects, interested parties and provide the instruments for pricing and costing.

SCHEDULES

A.     List of parties
       A1.    List of Parties to this Agreement - Maintenance Authorities
       A2.    List of Parties to this Agreement - Cableships Operators

B.     List of Scheduled Cables

C.     Cableships Fixed Standing Charges allocation and Running Costs
       C1.    Standing Charges
       C2.    Running Costs
       C3.    Estimated for 1998

D.     MECMA and alternative Depots

       D1.    CATANIA Depot
       D2.    KALAMATA Depot
       D3.    LA SEYNE/MER Depot
       D4.    VALENCIA Depot
       D5.    Other Depots

E.     Proforma Document of Accession

F.     Previous Cableship Agreements

G.     Management Committee Terms of Reference

H.     Basic Cableship Technical Criteria

       H.0.   BASIC CABLESHIP TECHNICAL CAPABILITIES
       H.1.   CS CROZE
       H.2.   CS TELIRI
       H.3.   CS TENEO
       H.4.   CS CERTAMEN
       H.5.   STANDARD/SPECIFIC CABLES

I. Representatives of the Parties and Mailing addresses and contacts for Financial and Maintenance Purposes

J.     Sailing/repair standard duration


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1.     DEFINITIONS

In this Agreement, the following terms shall have the meaning hereby assigned to them:


"AGREEMENT"                                   Means this Agreement, including any amendments.  This
                                              Agreement may also be referred to as "MECMA".

"APPOINTED PARTY"                             Means a Party designated from time to time
                                              by the Management Committee for performing any
                                              possible duties assigned to it and for preparing
                                              any document pursuant to this Agreement.

"ASSIGNED PORT"                               Means the port from which a Cableship is at
                                              any given time required to operate under this
                                              Agreement pursuant to the Cableship Programme and
                                              may include, where appropriate, its Base Port.

"AVAILABLE                                    Means, for a Cableship, when it is not unavailable
                                              for any of the reasons described in Article 15 and
                                              "Availability" shall be construed accordingly.

"AVAILABLE CABLESHIP DAYS"                    Means those days during a Financial Year
                                              when an individual Cableship or the
                                              Cableships collectively, as the context
                                              requires, are Available.

"BASE  PORT"                                  Means the port identified as such in Article
                                              5a, where the relevant Cableship will
                                              normally be based.

"CABLESHIP"                                   Means any of the Vessels identified in Article 5(a).

"CABLESHIP FIXED STANDING                     Means the annual amount indicated in, or determined in
CHARGES"                                      accordance with Article 19(a), 19(b), and 19(c) for the
                                              designated Cableship.

"CABLESHIP OPERATORS"                         Means the Parties responsible for the
                                              operation of the Cableships and identified
                                              as such in Article 5 for the relevant
                                              Cableship; "Cableship Operator" shall mean
                                              anyone of such Parties.

"CABLESHIP PROGRAMME"                         Means the programme showing the activities, locations
                                              and movements of the Cableships as more particularly
                                              described in Article 6.


"CENTRAL BILLING PARTY"                       Means the Party responsible for: (a) performing all
                                              billing and associated financial functions under this
                                              Agreement: (b) Assembling the budget and actual data
                                              to be received from Ships Operators. This Party may
                                              also be referred to as "CBP".

"C&MA"                                        Means, for any Scheduled Cable, the construction and
                                              maintenance agreement, or equivalent governing
                                              agreement, which has been executed by the owners of
                                              that Scheduled Cable.

"COMMANDER"                                   Means the person designated as such by the Cableship
                                              Operator and charged with the responsibility for the
                                              safety and day-to-day operation of its Cableship and
                                              safety of the Cableship personnel.

"CONSTRUCTIVE TOTAL LOSS"                     Means a situation where the cost of repairs to the
                                              Cableship and/or replacement thereof equals or exceeds
                                              the insured value.

"DOMESTIC CONSUMER PRICE                      Means the relevant Consumer Price Index for all items
INDEX"                                        which is a monthly statistic officially published in "Main
                                              Economic Indicators" by OECD, which indicates on a
                                              weighted average price index basis the current overall
                                              rate of inflation for each country.

"EASTERN PORT"                                Means an Assigned Port located in the Area east of
                                              20(0)00E longitude.

"FINANCIAL YEAR"                              Means consecutive twelve-month periods ending on the
                                              31st of December of each year.

"FIXED STANDING CHARGES"                      Means the annual charge as specified in Schedule C1, which is charged by the Cableship Operator in connexion with its Cableship and associated services.

"MAINTENANCE & IMPROVEMENT"                   Means work carried out on a MECMA Cable involving the use
                                              of a Cableship, at the request of a Maintenance Authority
                                              in order to reduce the susceptibility of the MECMA
                                              Scheduled Cable to future service-affecting faults.


"MAINTENANCE AUTHORITY"                       Means any Party or group of Parties, as listed in Schedule
                                              Al, primarily responsible for, or which acts as agent on
                                              behalf of other parties for the repair and maintenance of
                                              a MECMA Scheduled Cable.

"MANAGEMENT COMMITTEE"                        Means the committee formed by the Parties pursuant to
                                              Article 4.

"MECMA"                                       Means this Agreement.

"NETWORK FIXED STANDING                       Means the provisional annual estimate of the total fixed
CHARGES"                                      amount due to Cableship Operators calculated in
                                              accordance with Article 19 (e).

"OPERATION"                                   Means Repair, Maintenance & Improvement, or other
                                              work performed under this Agreement

"OPERATIONAL ZONE"                            Means the larger of the sea areas including
                                              Mediterranean Sea, Black Sea and Red Sea, bounded
                                              either by the Scheduled Cables or by meridian lines
                                              through Aden in the East and Gibraltar in the West.
                                              The Management Committee may also agree to further
                                              extend the Operational Zone or include additional cables
                                              located in the part of the Atlantic bounded by latitude
                                              41DEG.1ON on the north, latitude 28DEG.N on the South and
                                              longitude 16DEG.15W on the west, as requested by
                                              Maintenance Authorities.

"OUTSIDE WORK"                                Means work outside the terms of this Agreement carried out by a Cableship and for which neither Standing Charges nor
                                              Running Costs are chargeable in any manner under this
                                              Agreement.

"PARTIES"                                     Means the parties identified in Schedule A which have
                                              signed this Agreement on the signature page hereto;
                                              it includes any party which is subsequently admitted
                                              under Article 18 and has signed an agreement in the
                                              form provided in Schedule E hereto; Party shall mean
                                              any one of such.

"PIBOR"                                       Means the Paris Interbank Offered Rate calculated by
                                              AFB (Association Francaise des Banques) and Dow Jones
                                              Telerate, and based on the arithmetic mean, rounded
                                              to 1/16th of 1 % of the offered interest rates quoted
                                              by the market of reference banks at 11h30 each
                                              working day.


"RFS DATE"                                    Means, for a Scheduled Cable, the date at which the
                                              relevant Maintenance Authority and/or its co-owners
                                              if any agree to place such cable into operation for
                                              customer service.

"REPAIR"                                      Means work carried out on a Scheduled Cable involving
                                              the use of a Scheduled Cableship, at the request of a
                                              Maintenance Authority in order to remedy a fault
                                              suffered by the Scheduled Cable, howsoever caused.

"REFIT"                                       Means statutory maintenance work or any other
                                              maintenance work carried out on a Scheduled Cableship
                                              and identified as "refit" in the Cableship Programme;

"RUNNING COSTS"                               Means incremental costs for a Cableship, as defined
                                              in Schedule C2, incurred in connection with the
                                              operation of a Cableship.

"SCHEDULED CABLE"                             Means any submarine telecommunications cable system
                                              or part thereof to be repaired and maintained under
                                              this Agreement and which is listed in Schedule B.

"SCHEDULED CABLESHIP"                         Means any of the Cableships when assigned to the
                                              Agreement.

"SPARE SUBMERSIBLE PLANT"                     Means the spare submarine cable, repeaters, branching
                                              units and equalisers and other associated spare
                                              submersible parts of a Scheduled Cable.

"SPECIFIC PRACTICES"                          Means any submarine cable maintenance practices and
                                              equipment which are not included in Standard Practices.

"SPECIFIC SCHEDULED CABLE"                    Means a Scheduled Cable which is not a Standard
                                              Scheduled Cable and which requires the use of
                                              Specific Practices in its maintenance.

"STANDARD PRACTICES"                          Means the submarine cables maintenance practises and
                                              the equipment which are specified in Schedule H and
                                              which the Cableships are capable of supporting.

"STANDARD SCHEDULED CABLE"                    Means a Scheduled Cable which is capable of being
                                              maintained in accordance with the Standard Practices.

"STANDBY"                                     Means any period when a Cableship is not engaged on an
                                              Operation but is Available.


"SUBMERSIBLE PLANT"                           Means that part of a Scheduled Cable that is between
                                              but excludes the respective beach joints of the
                                              landing points.

"TOTAL LOSS"                                  Means a situation where the Cableship is destroyed or
                                              so damaged as to cease to be a thing of the kind
                                              insured, or where the cost of repairs and/or
                                              replacement equals or exceeds the insured value.

"UJ"                                          Means universal jointing which is required for the
                                              Cableships as specified in Schedule H.

"QUJ"                                         Means universal quick jointing which is required for the
                                              Cableships as specified in Schedule H.

"UNITS OF REPARTITION"                        Means units which are allocated to Scheduled Cables
                                              and their respective Maintenance Authorities; the
                                              values of these units are derived as specified in
                                              Schedule B and are specified in Schedule B1 and B2 as
                                              may be revised from time to time pursuant to this
                                              Agreement.

2.     COMING INTO FORCE OF THE AGREEMENT AND PREVIOUS AGREEMENTS

Prior to the effective date of this Agreement, certain Parties hereto had rights and obligations under modified bilateral agreements which are listed in Schedule F herein (called "previous agreements for the purposes of this Article). Said Parties agree to take any necessary steps so as to terminate as soon as possible such previous agreements under their relevant provisions for termination. The Parties agree that until such termination is effective, the cables to be maintained and repaired under these existing Cableship agreements will be maintained and repaired by the Cableship Operators under the same operational and financial conditions as defined hereafter.

3.     PURPOSE OF THE AGREEMENT

The purpose of this Agreement is to define the terms and conditions under which the Cableship Operators shall provide to the Maintenance Authorities services for repairing, maintaining and improving the submersible plant by means of Cableships and any other appropriate submersible tools at high quality standard, with the aim of reaching an efficient and economical solution for the mutual benefit of all the telecommunication operators and users of the cables listed in Schedule B of this Agreement.

4.     MANAGEMENT COMMITTEE

       (a) The Parties shall form a Management Committee, whose terms of reference are defined in Schedule G, to assist mutual co-operation and to ensure the efficient management of all operations required by the Agreement.

       (b) Each and every Maintenance Authority and Cableship Operator shall have one representative in the Management Committee.

       (c) Meetings of the Management Committee shall be held as necessary but not less than once a year, at a time and place convenient to the majority of the Maintenance Authorities.

       (d) Meetings of the Management Committee may be convened at the discretion of the Chairman and additionally shall be convened by the Chairman when requested to do so by one or more Maintenance Authorities representatives whose voting rights as outlined in
              Article 4.f herein total at least five (5) percent of the total of the voting rights or by any four (4) or more Maintenance Authorities representatives regardless of their voting rights. The Chairman shall, in normal circumstances, give at least forty five
              (45) days' notice to all representatives of the convening of a meeting of the Management Committee and, at that time, shall furnish a proposed agenda therefor.

       (e) The quorum for any meeting shall be at least fifty percent of the Maintenance Authorities (present or represented), who represent at least three quarters of weighted votes (as defined in Article 4.f below), such quorum to be maintained throughout the meeting.

       (f) Voting rights in the Management Committee shall be held only by Maintenance Authorities, on the basis of the percentage of "Liability for Payment" for each Maintenance Authority as shown in Schedules B.1.1, B.2.1 and B.3 of the Agreement, and listed in Schedule A.I. A Maintenance Authority's representative may attend meetings and vote as necessary on behalf of more than one Maintenance Authority providing advance notice to this effect is provided to the Chairman by the Maintenance Authorities being represented.

       (g) The Chairman shall be elected by a simple majority of the Maintenance Authorities' representatives present and voting at a meeting, such Chairman to serve thereafter until the next meeting.

       (h) The Management Committee shall endeavour to take decisions unanimously. However, if it fails to reach unanimous agreement, it shall take decision by a simple majority of the weighted vote (as defined in Article 4f above cast in the meeting representing at least three Maintenance Authorities.

       (i) If a Management Committee decision has to be taken before a meeting can be held, the Chairman shall consult by telephone or fax with all the Maintenance Authorities representatives (and approach not less than three-quarters of such Maintenance Authorities representatives) and request the said representatives to make and confirm their views by fax. Any decision shall be taken unanimously. However, if it fails, decisions shall be taken by a simple majority of the weighted vote (as defined in Article 4.f above) cast of the answers representing at least three Maintenance Authorities. The Chairman shall give prompt notice of the results of any such decisions taken by correspondence in this way, and any decisions so taken shall be binding all the Parties.

       (j) To assist it in the performance of the duties assigned to it hereunder, the Management Committee shall be at liberty to set up any sub-committee or working party as it sees fit and necessary. Membership and terms of reference of such sub-committee or working party shall be decided by the Management Committee. Such sub-committee or working party shall elect a Chairman from among participating representatives at each meeting, who shall report and make recommendations on its behalf to the Management Committee.

       (k) All major activities of any sub-committee or working party in accordance with its terms of reference and all recommendations to the Management Committee shall first be agreed by consensus. If they cannot reach a decision, they shall refer the matter to the Management Committee.

5.     PROVISION OF CABLESHIPS AND BASE PORT

       (a)    Cableships and Base Ports

              The Cableships and their respective Base Ports are as follows

              (i) The CS RAYMOND CROZE, which is owned by FRANCE CABLE & RADIO and operated by FRANCE TELECOM and whose Base Port is LA SEYNE SUR MER, FRANCE.

              (ii) The CS TELIRI or CS CERTAMEN, which are owned and operated by ELETTRA and whose Base Port is CATANIA, ITALY.

              (iii) The CS TENEO, which is owned and operated by TEMASA and whose Base Port is VALENCIA, SPAIN.

              (iv) An Eastern Port shall be proposed by the Cableship Operators and approved by the Management Committee to be considered as an Assigned Port for the purpose of this Agreement. Subject to the maximum capacity of the Cableship concerned, and in accordance with Article 9, the Cableship Operators so assigned may be requested by the Maintenance Authorities responsible for the spare plant concerned to carry a stock of all varieties of cable, repeaters and jointing kits to face any kind of Repairs whilst on Standby in an Eastern Port, without sailing back to a west Mediterranean cable depot.


              On and from the date specified in Article 26 herein, the Repair and Maintenance & Improvement of the Scheduled Cables shall be carried out by the three Cableships, such Cableships being as specified in Schedule H.

              Notwithstanding the provisions of Article 15, in the event of the Parties requiring a cableship, in addition to the Cableships listed in Article 5a, to be permanently entered into this Agreement such additional cableship shall only be entered subject to the following conditions: - an Amendment shall be required to this Agreement in accordance with Article 31;

              -such additional cableship shall be selected for inclusion in this Agreement only by means of an open tender invitation and adjudication exercise which shall be offered to all known qualified cableship suppliers.

       (b)    Cableship Programme

              The Cableships shall be primarily assigned to undertake Repair, Maintenance & Improvement under this Agreement and shall be made available according to a Cableship Programme so as to have at least two Cableships permanently available for the Repair, Maintenance & Improvement of all Scheduled Cables as listed in Schedule B in the Operational Zone as detailed in Article 6 below. This Cableship Programme shall also include the periods of coverage from an Eastern Port as may be agreed by the Management Committee in accordance with Article 13. Normally these periods will amount not less than 6 months per Agreement year.

       (c) Each Cableship Operator at the outset of this Agreement individually warrants, and will exercise due diligence throughout the term of this Agreement to ensure that the Cableship it provides under this Agreement is tight, staunch and strong and fit for telecommunications cable work and each Cableship Operator shall exercise due diligence to maintain its Cableship to ensure that it is equipped with the necessary gear to a standard to enable the Cableship Operator to fulfil its obligations under this Agreement. Each Cableship Operator shall ensure that when at sea its Cableship is furnished with a complete complement of suitably qualified and competent officers and seamen for the proper functioning of the Cableship so as to fulfil the Cableship Operator's obligations under this Agreement.

       (d) The Cableship Operator shall carry out Repair and Maintenance & Improvement expeditiously and in accordance with internationally accepted standards in use in other agreements, and may be subject to reasonable penalty to be defined by the Management Committee if, under normal circumstances, the sailing time from her Assigned Port or repair time on cable ground exceeds substantially or repeatedly the standard duration as given in Schedule L, and does not remedy such failure after receipt of notice from the Management Committee specifying such failure. The Cableship Operator shall not be responsible if he can prove the absence of negligence and wilful misconduct.

              If, in the opinion of the Cableship Operator, a repair requires the use of equipment in addition to the Cableships' normal cable repairing gear, such additional equipment including but not limited to diving services and support vessels, then the Cableship Operator shall use reasonable endeavours to provide, with the consent of the Maintenance Authority responsible for a particular operation, such additional services and equipment as it deems necessary to carry out any such repair in an expeditious manner. The cost of such additional facility shall be regarded as Running Costs and charged as follows:

              (i) the cost of additional facilities provided directly in respect of a particular repair or maintenance operation shall be charged directly to that operation in accordance with Article 19(j) and

              (ii) any costs incurred in making such additional facilities generally available, including but not limited to annual retainers in respect of diving services and other equipment hire or depreciation charges, shall be allocated among all appropriate Scheduled Cables in accordance with Article 19(p).

       (e) Each Cableship Operator shall ensure that its Cableship shall meet the technical criteria agreed between and amongst the Parties and attached hereto as Schedule H. Should any of the Maintenance Authorities require any improvements, modifications or additions to be carried out to the Cableships which are beyond the agreed technical criteria defined in Schedule H, then the nature and cost of such improvements and modifications and associated increase to the Cableship Fixed Standing Charges shall be subject to the prior agreement of the Management Committee and the Cableship Operator before such improvements and modifications are carried out.

       (f) For the duration of this Agreement, additional facility (in terms of Cableships and any other facility) may be added to this Agreement by written agreement of all the Parties to this Agreement.

6.     USE OF CABLESHIPS

       (a) The Cableships shall be used primarily for the Repair of all the Scheduled Cables when the Cableships Standing Charges are borne by the Parties under this the Agreement.

       (b) Subject to such requirements being satisfied, the Cableships shall be used for the Maintenance & Improvement of the Scheduled Cables on an interruptible basis during the periods when the Cableship is assigned to the Agreement. The relevant Maintenance Authority shall provide the Management Committee with details of the nature, duration and location of the proposed Maintenance & Improvement Work. Such a work shall require the prior agreement of the Management Committee. The decision of the Management Committee shall be given to the relevant Maintenance Authority within 10 days. Upon receipt of a request from a Maintenance Authority for the repair of a Scheduled Cable, the relevant Cableship Operator shall immediately terminate such Maintenance & Improvement Work.

       (c) The Cableship Operators shall agree amongst themselves a Cableship Programme in accordance with Article 5 (b). Within the last month of each financial year, the Cableship Operators shall submit a Cableship Programme for the coming financial year to the Management Committee for approval. For subsequent modifications of the Cableship Programme required during the course of the financial year, the Cableship Operators shall seek the prior agreement of the Management Committee. The decision of the Management Committee shall be given to the Cableship Operators within 10 days. Provided that the requirements as set forth in
              Article 5(b) are met, the approval of a Cableship Programme amendment by the Management Committee shall not be unreasonably withheld.

       (d) The Cableship Operators shall have the opportunity to perform Outside Works when the Cableship is assigned to the Agreement. Such a non-interruptible work shall require the prior agreement of the Management Committee. The decision of the Management Committee shall be given to the relevant Cableship Operator within 10 days.

       (e) The Cableship Operators shall have the opportunity to perform crew training on an interruptible basis when the Cableship is assigned to the Agreement. The relevant Cableship Operator shall provide the Management Committee with details of the nature, duration and location of the proposed crew training. Such a work shall require the prior agreement of the Management Committee. The decision of the Management Committee shall be given to the relevant Cableship Operator within 10 days. Upon receipt of a request from a Maintenance Authority for the repair of a Scheduled Cable, the relevant Cableship Operator shall immediately terminate such crew training.

       (f) Each Cableship shall schedule within the Cableship Programme, a period of Refit in each Financial Year pro rata to the Availability of its Cableship in that Financial Year at the rate of 30 refit days per 335 Available Cableship Days. The Cableship Operator shall use the refit period so shown actually and solely for refit purposes and not for any other purpose within or outside the Agreement.

              Any Running Costs incurred during a period of refit, commencing from the date of release of the Cableship from Availability as approved by the Management Committee and continuing until the date of written notification by the relevant Cableship Operator to the Management Committee that the Cableship is again Available for work on Scheduled Cables, shall be borne by the relevant Cableship Operator.

              Standing Charges for periods when a Cableship is undergoing Refit shall be borne in accordance with the provisions of Article 19f

       (g) Subject to the approval of the Management Committee, and for such a period as the Management Committee shall approve, a Cableship Operator may nominate another suitable ship operated by the relevant Cableship Operator of this Agreement as an alternative to its Cableship. Any such alternative Cableship shall comply with the basic Cableship technical criteria as defined in Schedule H. The Standing Charges and Running Costs of the alternative Cableship shall be the effective costs but in no case shall exceed those of the replaced Cableship.

       (h) The operational conditions of intervention of a Cableship, during her period of assignment under this Agreement, for the repair and the maintenance on a non- Scheduled Cable within the Operational Zone shall require the prior agreement of the Management Committee.

       (i) The Management Committee shall have the right, in case of gross breach of contract of a Cableship Operator, to suspend the activity under this agreement until such Cableship Operator has demonstrated to the Management Committee its ability to remedy such failure within a reasonable period of time after receipt of notice from the Management Committee specifying such failure.

7.     MAINTENANCE FACILITIES ON BOARD CABLESHIPS

       (a) In order to be capable of fulfilling its obligations under this Agreement, each Cableship Operator shall ensure that its Cableship is provided with submarine telecommunications cable maintenance equipment and fully-experienced personnel as specified in Schedule H, such that the Cableship is able to carry out Repairs and Maintenance & Improvement on all the Standard Scheduled cables.

       (b) For Specific Scheduled Cables, it shall be the responsibility of the relevant Maintenance Authority to provide to the Cableship Operators, in a timely manner, any specialised equipment, expertise, training or qualification instructions which are not included in the Standard Practices and which are necessary for the Repair or Maintenance & Improvement of such Specific Scheduled Cable. Except as is provided in Article 18, all costs arising from the provision of such specialised equipment , expertise, training or qualification instructions to the Cableship Operator shall be borne by the relevant Maintenance Authority and shall not be charged to this Agreement.

       (c) An interim period until the total consumption of the Alcatel jointing boxes owned by the Maintenance Authorities may be defined by the Management Committee before removing the Alcatel jointing technology presently available on board the C/S R CROZE and C/S TENEO.

       (d) The relevant Maintenance Authority shall be responsible for ensuring, in a timely manner, that the Cableship Operators are provided with cable systems documentation (and any specialised equipment and expertise additional to that specified in Schedule
              H) which is necessary for the Repair or Maintenance & improvement of Scheduled Cables. The Cableship Operators shall exercise due diligence in the safekeeping on board the Cableship of any documentation, plant and equipment provided by a Maintenance Authority pursuant to this Article.

       (e) The relevant Maintenance Authority shall be responsible for the timely provision of spare submersible plant for each of the Scheduled Cables and for determining its required allocation between shore depots and Cableships.

8.     USE AND OPERATION OF THE DEPOT(S)

       Each Maintenance Authority shall be responsible for ensuring that elected depots or locations are fitted with the suitable technical and operational requirements as defined in Schedule D5, in order to enable the normal operation of the Cableships required by this Agreement when transferring the Spare Submersible Plant to and from them.

9.     USE OF SPARE SUBMERSIBLE PLANT

       In order that Repair and Maintenance & Improvement to the Scheduled Cables are carried out with the minimum of delay, or when a Cableship is assigned to an Eastern Port, any of the Spare Submersible Plant stored either onboard a Cableship or in a Depot or both may be used with prior mutual agreement between the Maintenance Authority responsible for the said Spare Submersible Plant and the Maintenance Authority responsible for carrying out the Repair or Maintenance & Improvement provided always that such Submersible Plant is considered by the Maintenance Authorities concerned to be technically compatible with the Scheduled Cable to be repaired or maintained. Upon completion of the repair, the Cableship Operator shall promptly inform the Maintenance Authority concerned of the type and quantity of Spare Submersible Plant used and the Maintenance Authorities involved shall thereupon determine amongst themselves the consequential financial adjustments or replacement arrangements.

10.    TRANSFER OF SPARE SUBMERSIBLE PLANT

       A Maintenance Authority shall be entitled, as a Maintenance & Improvement work on an interruptible basis, to require that its Spare Submersible Plant be transferred within the MECMA Operational Zone to or from a Cableship or depot.

11.    NOTIFICATION OF CABLESHIP REQUIREMENT

       (a) A Maintenance Authority requiring a Cableship to carry out a Repair shall notify the Cableship Operator concerned. The Maintenance Authority concerned shall also copy such notification by fax to Management Committee. The relevant Cableship Operator shall confirm receipt of such notification in accordance with
              Article 21.

       (b) When the Cableship Operator receives notification from a Maintenance Authority that the services Of the Cableship are required to undertake Repair or Maintenance & Improvement on any of the Scheduled Cables, the Cableship Operator shall make arrangements for the despatch of the Cableship to the required place of operation without undue delay, typically within 24 hours, subject to Article 5d and Schedule J.

       (c) Repair and Maintenance & Improvement of the Scheduled Cables shall normally be carried out by the requested Cableships. However, if at that time the relevant Cableship has already been assigned to another Repair or a Maintenance & Improvement operation, the concerned Maintenance Authority shall request a second Cableship to attend to the fault. If at that time the second selected Cableship has already been assigned to another Repair or Maintenance & Improvement operation, the concerned Maintenance Authority shall request a third Cableship to attend to the fault. In the event of the unavailability of the last Available Cableship or of a conflict on the assignment of the Cableships or on the sequence of the Repair and Maintenance & Improvement operations, the following shall apply:

              (i) The Maintenance Authorities concerned and the Cableship Operators shall consult with one another with a view to agreeing which Cableship should be assigned to which operation and the sequence of the operations.

              (ii) If no agreement is reached, Repairs shall be carried out first on the Scheduled Cable with the higher aggregated number of Units of Repartition in Schedule B. When the Scheduled Cable concerned forms part of a multiple segment cable system, the number of UR to be considered for the purpose of Article II (c) (ii) shall be the sum of the UR for all Scheduled Cables that constitute such multiple-segment cable system and whose traffic carrying capacities are adversely affected by the failure necessitating the repair

              (iii)  Notwithstanding the provisions of Articles 11.c.(i) and
                     (ii) above, if the chosen Cableship has left her Assigned Port to carry out a Repair on a Scheduled Cable, such Repair should be completed before assigning the Cableship to another Operation.

       (d) For the purposes of notification, each Cableship Operator shall appoint a representative to whom notification should be sent, as given in Schedule I.

       (e) At the request of the Management Committee, in order to comply with the Maintenance Authorities requirements, the Cableship Operators may also appoint a representative to whom notification should be sent. This representative will liaise with the other Cableship Operators without undue delay to define which Cableship will carry out the repair.

12.    PLANNING AND DIRECTION

       (a) The Maintenance Authority requiring any repair or maintenance work to be carried out may elect to be responsible for planning and directing the Repair or Maintenance & Improvement operation which shall be performed by the personnel of the Cableship under the control and supervision of the Engineer in Charge of the Cableship in accordance with the Cableship Operator's "Cable Working Procedures" or "Standing Instructions" as may be amended from time to time by the Cableship Operator. If the Maintenance Authority does not so elect to be responsible then the Cableship Operator shall be responsible for the planning and direction of the Repair and Maintenance operation. In all cases the Maintenance Authority shall make available to the Cableship Operator the necessary technical information required for Repair and Maintenance to be carried out to the appropriate Scheduled Cable.

              The Cableship Operator shall always be responsible for the planning, direction and performance of the repair unless the relevant Maintenance Authority declares otherwise. In this case, a format will be signed between the Maintenance Authority and the Cableship Operator.

       (b) The Cableship Operators hereby agree that any Maintenance Authority who elects to be responsible for planning and directing any particular Repair or Maintenance & Improvement operation or for purposes of observing the operation shall have the right to have representatives onboard the Cableship during the relevant cable operations. The number of representatives shall be subject to accommodation availability, but shall be at least one.

       (c) The Cableship Operator shall provide any representative of the Maintenance Authority with the following facilities aboard the
              Cableship:

              - accommodation of standard not less than given to officers on board and preferably with single occupancy

              -      full victualing and linen supply whilst on board

              - access to the normal communication facilities of the Cableship, as required

              - access to any part of the vessel which the Maintenance Authority `s representative may reasonably deem it necessary for the purpose of representing the Maintenance Authority

              -      access to suitable office accommodation and services

              - access to the Cableship Operator's operational meetings and/or briefings.

       (d) The Maintenance Authorities shall appoint one of the authorised representatives, should more than one be carried, as a "Senior Representative". The- Senior Representative shall be responsible for planning and directing the Repair or Maintenance & Improvement operation, pursuant to Article 12(a) above.

       (e) Permission to board the Cableship by any such representative shall be subject to the acceptance by the representative of the Maintenance Authority of the Cableship Operator's waiver of liability requirements set forth in Article 22.

       (f) Notwithstanding Articles 12(a), (b) and (c) above, the decision of the Commander shall be final in carrying out or not carrying out any directions or plans issued by the Senior Representative if the Commander considers that the carrying out of such instructions would endanger the Cableship or the lives or safety of any person thereof.

13.    CABLESHIPS BASE PORT

       (a) At the inception of this Agreement, the Cableships shall be based, while on standby for Repair and Maintenance & Improvement, at the Base Ports designated in Article 5(a). In order to reduce the duration of Repair operations and the associated costs, a minimum of basic facilities such as spares storage area, berthing for any Cableship, 24 hours access, 365 days per year must be provided.

       (b) Should the Management Committee require at some stage during the term of this Agreement a Cableship Base Port to be changed temporarily to an Assigned Port, in order to provide more efficient maintenance coverage of the Scheduled Cables, then the Cableship Operator shall implement the necessary change subject to the prior agreement of the Cableship Operator(s) involved, which agreement shall not be unreasonably withheld, and subject to
              Article 16(a).

       (c) Any costs incurred as a result of the necessary change of the Base Port shall be borne by the Maintenance Authorities and allocated to the Maintenance Authorities in proportion to each Scheduled Cable's allocated number of Units in accordance with Schedule B.

14.    CLEARANCES

       (a) When a Cableship is requested to undertake any operation under the terms of this Agreement, the relevant Cableship Operator shall be fully responsible for obtaining the necessary authorisations to carry out the work.

       (b) The relevant Maintenance & Improvement Authority shall provide all reasonable support, as requested by the Cableship Operators, in the obtaining of the necessary authorisations and consents.

       (c) The Cableship Operator shall inform the relevant Maintenance Authorities if the necessary authorisations and consents have not been received after two working days from the date of making the application to the relevant marine authority.

       (d) In the event of clearances being delayed or refused due to reasons beyond the control of the Cableship Operator, as defined in
              Article 25, the Cableship Operator shall not incur any liability to any other Party.

15.    PERIODS OF CABLESHIP UNAVAILABILITY

       (a) A Scheduled Cableship will be considered temporarily unavailable for Repair and Maintenance & Improvement of the Scheduled Cables in the following circumstances:

              (i)    when the Cableship undergoes periodic refits, or.

              (ii) when the Cableship undergoes any modification or alteration agreed by the Management Committee, or

              (iii) From the starting date of any Outside Work undertaken in accordance with Article 6(d), until its conclusion;

              (iv) if at any time the Cableship for reasons other than as stated above or for reasons of Force Majeure as defined in
                     Article 25 becomes unavailable other than a total loss or constructive total loss.

              Upon the occurrence of any of the above events, the appropriate Cableship Operator shall notify the Chairman of the Management Committee promptly and in writing of the expected period of unavailability of that Cableship.

       (b) If a Cableship becomes a total loss or a constructive total loss, the Cableship Operator shall notify the Chairman of the Management Committee and, if required by the Management Committee, use reasonable endeavours to provide a substitute Cableship subject to terms and conditions to be proposed by the Cableship Operator, and agreed to by the Management Committee.

       (c) If a Cableship is damaged to such an extent that require repairs, the Maintenance Authorities shall bear its Fixed Standing Charges up to a maximum period of 90 (ninety) days from the beginning of such repairs.

16.    PREROGATIVES OF THE COMMANDER

       (a) The Cableships shall not be obliged to proceed to, nor remain at, or enter any port or place which is, or which is considered by the Commander or the Cableship Operator in his or its discretion to be dangerous by reason of fever, epidemics, ice, blockade, war, hostilities, warlike operations, civil war, civil commotions, revolutions, operation of law or any other reason considered by the Commander or the Cableship Operator in his or its discretion to be dangerous, or to which the Cableships are prohibited from going by the government of the nation under whose flag the Cableship sails, or by any other government. In the event that a Cableship is ordered to such a port or place, the Cableship Operator shall seek instructions from the Maintenance Authorities as to an alternative port or place. The Cableship Operator shall also be entitled to charge any expenses incurred in proceeding thereto as a Running Cost to the Maintenance Authority concerned in accordance with Article 19.

       (b) The Cableships shall not be obliged to force ice. If on account of ice the Commander considers it dangerous to remain at a port or place for fear of the Cableship being frozen in and/or damaged, he has liberty to sail to a convenient open place and wait new instructions.

       (c) The Commander shall have liberty to comply with any orders or directions as to departure, arrival, routes, port of call, stoppages, destination, delivery or otherwise, howsoever given, by the government of the nation under whose flag the Cableship sails or any department thereof, or by any other government or any department thereof, or any person acting or purporting to act with the authority of any such government or any department thereof or by any committee or person having, under the terms of the war risk insurance on the Cableship, the right to give such orders or directions and if by reason of and in compliance with any such orders or directions anything is done or is not done, the same shall not be deemed a deviation, and performance in accordance with such orders or directions shall be a fulfilment of this Agreement.

       (d) The Cableship Operator agrees where possible to use its reasonable endeavours to ensure that the duration of any deviation or detention under Articles 25 (a) and (b) are kept to a minimum. The costs of such deviations or detentions shall be charged as Running Costs to the relevant Maintenance Authority in accordance with
              Article 19.

17.    DISTRESS AND SALVAGE

       At all times during the terms of this Agreement the Cableships shall have liberty to sail with or without pilots, to tow or be towed, deviate to assist vessels in distress or to deviate for the purpose of saving life or property, to take aboard craft and land refugees, to secure medical attention for any person onboard suffering from accident or illness, to deviate for reason of bad weather, to call at any ports for fuel or other supplies, or for any other valid or customary cause. The Management Committee shall be advised as soon as possible of any of these causes.

18.    INCLUSION AND DELETION OF ADDITIONAL PARTIES AND SCHEDULED CABLES

       (a) Where any maintenance authority assumes the maintenance responsibility for any cable system, or Part thereof within the Operational Zone, and if that maintenance authority is not a Party to this Agreement then that maintenance authority may, with the prior written agreement of the Management Committee, such agreement not being unreasonably withheld or delayed, and in recognition of the mutual benefits to be obtained, be entered as a Maintenance Authority under this Agreement for the balance of the term of the Agreement by means of a Document of Accession, as set forth in Schedule E, and hence upon the coming into force of such document shall be entered into Schedule Al.

       (b) Subject to the prior agreement of the Management Committee, which agreement shall not be unreasonably withheld or delayed, when a Maintenance Authority, being a Party to this Agreement, assumes responsibility for any cable system, or part thereof within the Operational Zone which is not a Scheduled Cable, as given in Schedule H 4, and if that Maintenance Authority wishes such cable system, or part thereof, to become a Scheduled Cable, then it shall be entered into Schedule

              B1. Other appropriate Schedules shall be amended accordingly. No cable shall be permitted to be brought into this Agreement as a Scheduled Cable unless, at the date of its intended entry into this Agreement, it is reasonably demonstrated to the Management Committee that such cable is free of any fault in its submerged plant that would affect its availability to carry telecommunications traffic.

       (c) The Parties agree that where a cable is brought into this Agreement as a Scheduled Cable and such Scheduled Cable has, at the date of its entry into the Agreement, already been qualified for jointing by means of UJ or QUJ technology, the Cableship Operators shall implement the necessary additional jointing training and/or tooling required by the crew of the Cableship to permit that Cableship to carry out a Repair to such Scheduled Cable. The cost of such additional jointing training and/or tooling required shall be borne by the Maintenance Authorities in proportion to the UR allocated to them in Schedule B. The provisions of this Article shall also apply to a Scheduled Cable which becomes qualified for jointing by means of existing UJ or UQJ technology during the term of this Agreement.

       (d) A cable shall be permitted to be brought into this Agreement as a Scheduled Cable prior to its RFS date but after the completion of its laying operation. However, any Repair to such Scheduled Cable which is carried out prior to its RFS date shall be carried out on an interruptible basis. The Standing charges applicable to such Scheduled cable shall be calculated and billed to the relevant Maintenance Authority on a pro rata daily basis from the period of its date of introduction into this Agreement until the RFS date of such Scheduled Cable. Following the RFS date, of such Scheduled Cable, the normal procedures for the calculation and billing of the Standing Charges shall apply. During this period of early introduction, between the completion of its laying operation up to the RFS date, the MECMA cost Allocation Formula as defined in Schedule B will apply with k or s equal 0.

       (e) A Scheduled Cable may be removed from this Agreement in the event of that cable being taken out of service.

       (f) For the duration of this Agreement, a Maintenance Authority shall have the right to early withdraw a Scheduled Cable from the Agreement provided always that:

              (i) it shall give at least one year prior written notice of such withdrawal to the other Parties hereto and that

              (ii) the effective date of withdrawal of such Scheduled Cable shall not occur before five years from the introduction of such Scheduled Cable in this

              Agreement except if the withdrawal is the result of the occurrence of Article 18 (e) above.

       (g) In the case of Article 18 (a), agreement shall be obtained from the Parties as follows:

              (i) Notification to the Parties of the proposed change in writing or by fax.

              (ii) Upon the expiry of thirty (30) days from the date of such notification and, except in the event of any Maintenance Authority advising any objections in writing or by fax during such notice period, the relevant Schedules shall be amended and a Document of Accession shall be executed as set forth in Schedule E. All revised Schedules and, where appropriate, certified copies of the Document of Accession shall be distributed to each of the Parties.

              (iii) In the event that a Maintenance Authority objects in accordance with Article 18 (g)(ii) above, the Management Committee shall decide what action should be taken according to Article 4.

       (h) In the case of Article 18 (b), agreement shall be obtained from the Parties as follows:

              (i) Notification to the Parties of a request for inclusion in writing or by fax.

              (ii) Upon the expiry of thirty (30) days from the date of such notification and, except in the event of any Maintenance Authority advising any objection in writing or by fax during such period the relevant Schedules shall be amended. All revised Schedules shall be distributed to each of the Parties.

              (iii)  In the event that a Party objects in accordance with
                     Article 18 (h)(ii) above, the Management Committee shall decide which action should be taken according to Article 4.

       (i) The Management Committee shall be responsible for administering the implementation of this Article on behalf of the Parties.

19.    BASIS OF CABLESHIPIS COST ALLOCATION

       (a)    The respective costs of each Scheduled Cableship shall comprise:

              -      Standing Charges as defined in Schedule C1.

              -      Running Costs as defined in Schedule C2.

              The Standing Charges for the whole duration of the Agreement shall be as shown below for each Cableship in this Agreement.

              The Standing Charges for the first three Financial Years of this Agreement are fixed and are not subject to any increase (1999/00/01).

              ***

(*)    CS Certamen is to be considered as an Alternate Cableship to CS Teliri

       (b) At the end of the first Financial Year of this Agreement (1999), each Cableship Operator shall advise the Maintenance Authorities of its Cableship's Fixed Standing Charges for the fourth Financial Year of the Agreement (2002). At the end of the second and each subsequent Financial Year thereafter, each CableshipOperator shall advise the Maintenance Authorities of its Cableship's Fixed Standing Charges for the next unpriced Financial Year forward, and this method of Cableship pricing shall be maintained throughout the term of the Agreement.

       (c) For the 4th and subsequent Financial Year, if a Cableship Operator requires an increase of the annual Standing Charges, then the Cableship Operator shall submit details of such increase for the consideration of the Management Committee.

       (d) The Fixed Standing Charges of Scheduled Cableships shall be converted in French Francs using the standard exchange rate dated September I st of the year before the Financial Year concerned as given in the Newspaper `LES ECHOS' published in Paris. The figures in French Francs are used for the evaluation of the Network Fixed Standing Charges given in Article 19 (e).

       (e) The Management Committee shall determine the Network Fixed Standing Charges at the beginning of each Financial Year. For each Cableship, periods in the Agreement as anticipated in the Cableship Schedule shall be taken into account on a daily basis by dividing the annual Fixed Standing Charges of the Cableship by 335.

The Network Fixed Standing Charges for the first three Financial Years of this Agreement shall be as follows: (Figures given in French Francs)

***

(*)    Cs Certamen is to be considered as an Alternate Cableship to CS Teliri

(**) The Network Fixed Standing Charges excludes CBP function and Eastern Port additional costs.

       These Network Fixed Standing Charges are based upon the exchange rate applicable at the date of the signature of this agreement and shall be revised by the CBP according to the evolution of such exchange rates.

       (f) For each Scheduled Cableship, bills to be paid to Cableship Operators shall be prorated amount of such Cableship Fixed Standing Charges due for the coming quarter based on the Cableship Programme. Such figure shall be abated or adjusted as appropriate by any sums due to or already paid to the Cableship Operator during the previous quarter in respect of:

              (i) the Cableship Fixed Standing Charges for periods when the Cableship Programme was modified in accordance with Article 6 (c);

              (ii) the Cableship Fixed Standing Charges for periods of any Outside Work performed in accordance with Article 6 (d);

              (iii) the Cableship Fixed Standing Charges for periods in excess of 90 days when a Cableship is unavailable in accordance with Article 15(c);

              (iv) the Cableships Fixed Standing Charges for periods when the Cableship(s) undergo(es) Refit.

       (g) Cableship Fixed Standing Charges applicable to periods of time shall be determined on a daily basis by dividing the annual Fixed Standing Charges of the Cableship by a figure of 335.

       (h) The quarterly Standing Charges invoiced to the Maintenance Authorities shall be based on a yearly estimated UR cost. Not later than twenty days before the start of each financial year, the Management Committee shall agree on the estimated UR cost determined by adding the annual Network Fixed Standing Charges in accordance with Article 19(e) and by dividing this total amount by the total estimated number of Units of Repartition in the network. The quarterly Standing

              Charges billed to each Scheduled Cable shall be calculated by multiplying the relevant Units of Repartition by the estimated UR cost.

       (i) For the whole duration of the Agreement, the UR cost shall in no case exceed *** and will decrease year by year.

       (j) As soon as possible after the end of each Financial Year, the Management Committee shall approve a final UR cost based on the total Fixed Standing Charges, adjusted as appropriate to reflect any Outside Work undertaken in accordance with Article 6 (d), and the actual number of Units of Repartition according to Schedule B2 for a given Financial Year. A yearly financial adjustment shall be made to take into account appropriate adjustment based on the final UR cost.

       (k) The Running Costs of a Cableship incurred during the period when such Cableship is engaged in any Repair or Maintenance & Improvement work on a Scheduled Cable, including passage time, shall be allocated entirely to the Scheduled Cable involved.

       (l) In the event of any Cableship being engaged in multiple work operations, the Running Costs for the passage time before such work starts on the first operation, the time spent in passage between the end of each completed operation, and the start of the next operation, and the time spent in passage from the end of the last operation in the series of operations to the arrival of the Cableship at its Assigned port, shall be aggregated and shared to the operations in proportion to the distance of each operation from the Cableship's Assigned Port.

       (m) The Running Costs of the Cableship for the entire periods when engaged in Outside Work shall be borne wholly by such Outside Work.

       (n) The Fixed Standing Charges of the Cableship for the entire periods when not assigned to this Agreement shall be borne wholly by the Cableship Operator involved.

       (o) The Running Costs of a Cableship for the duration of any period when engaged in crew training in accordance with Article 6 (e) shall be borne wholly by the relevant Cableship Operator.

       (p) The Running Costs identified in Article 5 (d) (ii) in respect of the provision of additional facilities shall be allocated on the basis identified in Schedule I amongst the Scheduled Cables having been agreed as requiring the availability of such additional facilities.

       (q) The Cableship Operators agree that if one Cableship is engaged in refit and in such circumstances the Cableship is reasonably deemed by the Management Committee to be urgently required due to an emergency requirement involving coincident faults then the Cableship Operator will disengage the required Cableship from refit as soon as considered possible. Nothing in this Article shall be construed as requiring a Cableship Operator to operate a Cableship out of classification in any respect or if in the Commander's sole discretion the safety of the Cableship and its personnel might be jeopardised by such operation. The costs associated with disengaging the Cableship from the refit shall be included as Running Costs for that Cableship and allocated to the Scheduled Cables in accordance with Article 19(h).

20.    BILLING, ACCOUNTING AND PAYMENT ARRANGEMENTS

       (a) The billing, accounting and payment arrangements function shall be centralised and carried out by a Central Billing Party, hereinafter referred to as MECMA Central Billing Party, appointed by the Management Committee.

       (b) The Cableship Operators' bills shall be supplied to the MECMA Central Billing Party which shall render invoices to the Maintenance Authorities.

       (c) Each Cableship Operator shall submit quarterly bills to the MECMA Central Billing Party on or before the 1st working day of the month preceding the quarter to which they relate.

       (d) The Cableship Operators' bills shall give details of Cableship Fixed Standing Charges (including retrospective adjustment) and Running Costs. Retrospective adjustments to the amounts billed in accordance with Article 19 (g) shall be included and settled as a part of the next billing submission to the MECMA Central Billing Party.

       (e) The Cableship Operator shall issue their bills in their local currency and such bills shall be payable in their own currency on the 7th working day of the third month of the quarter to which they relate.

       (f) In the event that a payment is delayed to a Cableship Operator, except delay due to late payments from the Maintenance Authorities as defined in Article 20 (m), extended payment charges shall be calculated by the MECMA Central Billing Party and paid to the Cableship Operator. Extended payment charges shall be computed on a simple interest basis at a rate equal to one hundred and twenty five percent (125%) of the monthly arithmetic mean of the PlBOR for thirty day loans. Such extended payment charges shall be borne by all Maintenance Authorities in proportion to their Units of Repartition as per Schedule B2, unless such late payment is due to the actions or omissions of the Central Billing Party in which latter event the extended payment charges shall be to the account of the Central Billing Party.

       (g) The party responsible for the MECMA Central Billing Party function shall charge the cost associated with the performance of the Central Billing function. These charges shall be allocated according to Scheule B2.

       (h) Quarterly invoices shall be rendered to the Maintenance Authorities by the MECMA Central Billing on the 15th working day of the month prior to the quarter in which they apply. Such invoices shall be based on information received by the MECMA Central Billing Party and shall include:

              - The quarterly Standing Charges based on the estimated UR cost in accordance with Article 19 (h),

              -      Running Costs as defined in Article 19,

              -      Transfer costs as defined in Article 10,

              The invoices shall be supported with the appropriate documentation including copies of the Cableship Operator's bills and the Schedules B1 and B2 effective at the time of the billing.

       (i) As soon as possible after the end of the Financial Year, a yearly financial adjustment billing shall be to the Maintenance Authorities by the MECMA Central Billing Party. The yearly financial billing shall includes the adjustment of Standing Charges and some additional costs billed yearly, as follows:

              - Adjustment of the annual Standing Charges cost taking into account the final UR cost as per Article 19(j);

              - Adjustment covering variances due to exchange rate fluctuation between the rate used for the billing and the rate in force on the date of the payment;

              -      Financial charges in accordance with Article 20 (f) and
                     Article 20 (m);

              - The cost of the performance of the Central Billing Party function.

       (j) Invoices rendered to the Maintenance Authorities shall be issued in French Francs at the exchange rate effective at the date of the billing and shall be payable in that currency. Such invoices shall be payable on the last working day of the second month of the quarter to which they relate.

       (k) The MECMA Central Billing Party shall provide the relevant Maintenance Authorities by fax, or a like means of communication, with advice of the date of despatch of all invoices being submitted under this Agreement.

       (l) Schedule B1 identifies the Maintenance Authorities responsible and individually liable for the payment of any amounts due under this Agreement in respect of each Scheduled Cable.

       (m) In the event that a payment is delayed by a Maintenance Authority, invoices not paid when due shall accrue late payment charges from the due date until the day on which it is paid. The late payment charges shall be calculated by the MECMA Central Billing Party and shall be charged to the defaulting Party. Late payment charges shall be computed on a simple interest basis at a rate equal to one hundred and twenty five percent (125%) of the monthly arithmetic mean of the PIBOR for thirty day loans.

       (n) if an invoice for a Scheduled Cable remains unpaid for 180 days after the due date, the MECMA Central Billing Party shall advise the Management Commiftbe and invoice to the other Maintenance Authorities a proportional share of the unpaid invoice, including a proportional share of the interest incurred. The amounts invoiced to such Maintenance Authorities shall be in proportion to their number of Units of Repartition. The said amounts paid to the MECMA Central Billing Party shall be transferred to the Cableship(s) Operator(s) in payment of their outstanding bills.

       (o) Nothing contained in this Article shall release the defaulting Maintenance Authority from its obligations under this Agreement. The defaulting Maintenance Authority will continue to be billed its share of all Costs in accordance with Articles 20 (h) and (i). If the defaulting Maintenance Authority fails to pay any invoice within 365 days of its due date, its Scheduled Cables will be automatically excluded from the Schedules B. At such time, revised schedules, which will exclude the Schedule Cables and the associated Maintenance Authorities, shall be issued. The defaulting Maintenance Authorities will continue to be excluded from Schedules B until all outstanding invoices, including applicable interest as specified in Article 20 (m), have been paid in full.

       (p) In the event that a Maintenance Authority for a Scheduled Cable has failed to pay a bill within 180 days of the due date, and that Scheduled Cable has more than one Maintenance Authority, the Central Billing Party shall notify such other Maintenance Authority(ies) for that cable of such defaults for non-payment. Notwithstanding Article 20 (n) and (o), a Maintenance Authority for a Scheduled Cable having more than one Maintenance Authority shall have the option, at any time within 365 days of the due date of a bill, to pay any unpaid bill including any applicable interest of another Maintenance Authority for that cable, and upon such payment, the defaulting Maintenance Authority shall no longer be deemed to be in default for non-payment of such invoice and the cable involved shall not be excluded from the Schedules B.

In such case, the Maintenance Authority which accepts the option to pay any unpaid bill of another defaulting Maintenance Authority for a specific system, is entitled to exercise the right of vote instead of the defaulting Maintenance Authority for such system inside the Management Committee.

       (q) Upon receipt by the MECMA Central Billing Party from thek defaulting Maintenance Authority or from another Maintenance Authority for a Scheduled Cable having more than one Maintenance Authority of any amount paid by the other Maintenance Authority(ies) in accordance with Article 20 (n), any such amounts shall be distributed to the other Maintenance Authorities in the same proportions as those Maintenance Authorities paid to the MECMA Central Billing Party under Article 20 (n).

       (r) Recognising that some Maintenance Authorities within various Construction & Maintenance Agreements have appointed a central billing party in respect of their Scheduled Cables, the MECMA Central Billing Party shall forward the original invoice to that central billing party for payment. Information copies of invoice shall be forwarded at the same time to all the relevant Maintenance Authorities. The central billing parties appropriate to Scheduled Cables under this Agreement are indicated in Appendix 3 of the pro-forma document of accession.

       (s) Notwithstanding Article 20 (r) the respective Maintenance Authorities shall remain responsible and Individually liable for all payments due by them under this Agreement and as indicated in Schedule B1.

21.    RESPONSIBILITIES FOR THE SHIPS SCHEDULES AND REPORTS

       (a) Not later than two months before the start of each Financial Year, each Cableshp Operator shall provide the Management Committee with an estimate of Running Costs for its Cableship, in accordance with the format set out in Schedule C3.

       (b) When a Cableship is notified to commence an Operation or when a Cableship changes operational status, the Cableship Operator shall notify the Management Committee by facsimile as specified below.

              - Upon receipt by a Cableship Operator of written notice that its Cableship is required to carry out a repair in accordance with Article 11, the Cableship operator shall, within 24 hours, transmit to the Management Committee a notification of commencement of Cableship Operation,

              - For the duration of the repair, the relevant Cableship Operator shall provide the relevant Maintenance Authority and relevant terminal parties with daily progress reports including a log of the day's events, an indication of the estimated number of hours remaining until the completion of the final splice, an indication of the times when the Cableship is likely to require co-operation from the relevant terminal parties, information on the nature of the fault, any possible delays and any equipment and procedural problems encountered

       (c) Upon completion of such Operation, the Cableship Operator shall; within 24 hours, transmit to the Management Committee a notification of completion of a Cableship Operation.

       (d) Upon a Cableship's change in operational status e.g. Standby, Repair, Maintenance & Improvement, Refit, Crew Training and Outside Work, the Cableship Operator shall transmit to the Management Committee a notification of the change in status.

       (e) Within one month after the completion of a Repair, the relevant Cableship Operator shall provide to the relevant Maintenance Authority a detailed repair report including the repair synopsis in English language

       (f) Cableship reporting arrangements for Maintenance & Improvement or other work of an interruptible nature shall be agreed between the relevant Cableship Operator and the relevant Maintenance Authority responsible for such work

       (g) The Cableships Operators shall as appropriate keep such records, vouchers, accounts, or reproduction thereof in whatever form of all costs incurred in connection with the Cableship Running Costs, to support their billing of such costs to and amongst the Maintenance Authorities for a period of not less than six years from the date such costs were incurred and shall make such records, vouchers, and accounts available at all reasonable times for inspection by the Maintenance Authorities.

       (h) The Cableship Operators shall keep Repair and Maintenance & Improvement records relating to Scheduled Cables for a period of not less than six years from the date of issue of such records and the Maintenance Authorities shall have the right to obtain copies of such records upon request.

22.    LIABILITY AND INDEMNITY

       (a) Notwithstanding anything else contained in this Agreement, the Maintenance Authorities shall not be responsible for loss of or damage to the property of the Cableship Operators or of their Contractors and sub-Contractors, including the Cableships, or for personal injury or death of the employees of the Cableship Operators or the loss of or damage to the property of the same arising out of or in any way connected with the performance of this Agreement, except if such loss, damage injury or death is caused by the wilful act or negligence of the Maintenance Authorities, their employees or Contractors. The Cableship Operators shall indemnify, protect, defend, hold harmless and waive all rights of recourse against the Maintenance Authorities from any and against all claims, costs, expenses, actions, proceedings, suits, demands and liabilities whatsoever arising out of or in connection with such loss, damage, personal injury or death.

       (b) Notwithstanding anything else contained in this Agreement, the Cableship Operators shall not be responsible for loss of or damage to, or any liability arising out of any cable carried by the Cableships, the Property of the Maintenance Authorities (including the Scheduled Cables) or of their employees or Contractors (other than the Cableship Operators) or of anyone on board the Cableship or present in the Depot at the behest of the Maintenance Authorities, arising out of or in any way connected with the performance of this Agreement, except if such loss or damage is caused by the wilful act or negligence of the Cableships Operators. The Cableship Operators shall not be responsible for injury or death unless it is proved that such injury or death is caused by wilful act or negligence of the Cableship operators, their employees or Contractors. The Maintenance Authorities shall indemnify, protect, defend hold harmless and waive all rights of recourse against the Cableship Operators from any and against all claims, costs, expenses, actions, proceedings, suits, demands and liabilities whatsoever arising out of or in connection with such loss, damage, personal injury or death.

       (c) Neither the Cableships Operators nor the Maintenance Authorities shall be liable to each other for any indirect or consequential damages or expenses whatsoever arising out of or in connection with the performance of this Agreement, including but not limited to, loss of use, loss of profit or revenue or any loss of business opportunity and cost of insurance.

       (d) When the Cableship Operators or the Maintenance Authorities may seek an indemnity under the provisions of this Agreement or against each other in respect of a claim brought by a third party, the Maintenance Authorities shall seek to limit their liability against such third party.

23.    INSOLVENCY

       Upon the occurrence of each or any of the following events:

       (i) if, except for the purposes of re-organisation, any Party is wound up or a petition is presented or an order is made or a resolution is passed for the winding up of any Party or a meeting is convened for the purpose of considering any such resolution;

       (ii) if any Party is placed under official management, that is if, pursuant to a resolution of creditors or members of that Party or an order of a court, a person is appointed to take custody of all or part of the property of that Party and to conduct its business and manage its affairs and comply with the legislation in respect of companies applicable in the place where he is so appointed, or if any Party causes a meeting of its members or creditors to be summoned for the purpose of placing it under official management;

       (iii) if any Party makes default under any charge or security in favour of any creditor of that Party;

       (iv) if any indebtedness of any Party becomes due and payable prior to the stated maturity thereof as a result of a default or is not paid upon the maturity thereof;

       (v) if an inspector of all or any part of the affairs of any Party is appointed pursuant to the legislation in respect of companies applicable in the place of incorporation of that Party or in a place where that Party carries on business;

       (vi) if a compromise or arrangement is proposed between any Party and its creditors or any class of them or if an application is made to a court for an order summoning a meeting of creditors or any Class of them of any Party;

       then any Party affected by each or any of the above listed events shall immediately inform all the other Parties thereof, and all the Parties shall then consult to decide what further action is necessary.

24.    INSURANCE

(a) Each Cableship Operator respectively shall be responsible for obtaining its necessary insurance coverage.

(b) If requested by a Maintenance Authority, the Cableship Operator shall provide individually and on a confidential basis to that Maintenance Authority copies of relevant insurance policies and, if applicable, copies of the booklet giving details of the Protection and Indemnity cover and proper evidence of the payment of all premiums.

25.    FORCE MAJEURE

       (a) The Cableship Operator shall not be liable for any inability or delay in carrying out work on the Scheduled Cables if prevented from doing so for reasons beyond their reasonable control.

       (b) In particular, Cableships Operators shall not be liable for any delay or failure to carry out their duties and obligations hereto arising out or resulting from (including but not limited to):

              - Fire, unless caused by the actual fault or privity of a Cableship Operator.

              - Perils, dangers, and accidents of the sea or other navigable waters.

              -      Act of God.

              -      Act of War.

              -      Act of public enemies.

              - Arrest or restraint of princes, rulers or people, or seizure under legal process.

              -      Quarantine restrictions.

              - Act of omission of the Maintenance Authority, its agent or the Maintenance Authority's authorised representative(s).

              - Strikes or lockouts or stoppage or restraint of labour from whatever cause, whether partial or general.

              -      Riots and civil commotions.

              - Saving or attempting to save life or property at sea or to take aboard or land refugees.

              - Loss or damage arising from inherent defect, quality or vice of the Maintenance Authorities plant and equipment.

              -      Latent defects not discoverable by due diligence.

              -      Pirates or assailing thieves.

              -      Adverse weather conditions.

26.    DURATION OF AGREEMENT

       This Agreement shall become effective on January 11, 1999 and shall expire 5 years from that date, but may continue beyond that date by agreement amongst the Parties.

       At least one year before the date of such expiry, the Parties shall decide on a possible continuance of this agreement on a year by year renewal basis.

27.    GOVERNING LAW

       This Agreement shall in all respects be governed by and be construed in accordance with the laws of Switzerland - Canton of Geneva.

28.    ARBITRATION

       (a) All disputes arising in connection with this Agreement and which cannot be settled by amicable negotiation to the mutual satisfaction of the Parties concerned by, the dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris as in effect on the date hereof by one or more arbitrators appointed in accordance with the said Rules.

       (b) The site of the arbitration shall be Geneva (Switzerland). The language of the arbitration shall be English. The arbitrators will apply the procedural rules of arbitration of the International Chamber of Commerce. Any award rendered shall be final and conclusive and judgement thereon may be rendered in any court having jurisdiction for its enforcement.

       (c) The performance of this Agreement by the Parties shall continue during such arbitration or legal proceedings.

29.    RELATIONSHIP OF THE PARTIES

       The relationship between or amongst the Parties shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them, and the common enterprise amongst the Parties shall be limited to the express provisions of this Agreement.

30.    STATUS OF CABLESHIPS AND ASSOCIATED FACILITIES

       Nothing herein shall be construed as a demise or charter of a Cableship to any of the Parties.

31.    AMENDMENTS

       (a) This Agreement and any of the provisions herein, unless as expressly provided for herein, may only be altered or added to in writing signed by a duly authorised person on behalf of each Party.

       (b) Except as otherwise provided for herein, Schedules B1, B2 & B3, C3, F1 and I only may be amended subject to agreement by fax between and amongst all the Parties.

32.    ASSIGNMENT

       No Party shall, without the written consent of all the other Parties, which consent shall not be unreasonably withheld, sell, transfer or dispose of its rights or obligations under this Agreement except to its parent/subsidiary company or a statutory successor by operation of law.

33.    EXECUTION AND COUNTERPART

       This Agreement shall be executed in 33 counterparts in the English language and each counterpart when delivered shall be considered an original.

       New Maintenance Authorities shall be added to this Agreement by means of a Document of Accession as set forth in Schedule E and the Document of Accession shall for each such addition be executed in two counterparts in the English language and certified copies shall be delivered to all the Parties.

34.    INTERPRETATION

       All references to the Party(ies), Article(s), and Schedule(s) refer to the Party(ies), Article(s) and Schedule(s) under this Agreement. In addition, and where the context so requires, the singular shall be taken to mean the plural and the plural shall be taken to mean the singular.

35.    ENTIRE AGREEMENT

       This Agreement together with the Schedules hereto constitutes the entire agreement between the Parties in relation to its subject matter and supersedes all prior verbal or written understandings between and among the Parties.

       This Agreement supersedes all prior verbal or written understandings between the Parties and constitutes the entire agreement with respect to the subject matter of this Agreement

       This Agreement includes the following documents which are attached hereto and incorporated herein by reference.

       A.     List of Parties

              Al.    List of Parties to this Agreement - Maintenance Authorities

              A2.    List of Parties to this Agreement - Cableship Operators

       B.     List of Scheduled Cables

       C.     Cableships fixed Standing Charges allocation and Running Costs

              C1.    Standing Charges

              C2.    Running Costs

              C3.    Estimated for 1998

       E.     Proforma Document of Accession

       F.     Previous Cableship Agreements

       G.     Management Committee Terms of Reference

       H.     Basic Cableship Technical Criteria

              H.O.   BASIC CABLESHIP TECHNICAL CAPABILITIES
              H.I.   CS CROZE
              H.2.   CS TELIRI
              H.3.   CS TENEO
              H.4.   CS CERTAMEN
              H.5.   STANDARD/SPECIFIC CABLES

       I. Representatives of the Parties and Mailing Addresses and Contacts for Financial and Maintenance Purposes

       J.     Sailing/repair standard duration

Schedule D is not part of the Entire Agreement

36.    HEADINGS

       For the purposes of interpretation of this Agreement and Schedules, all headings thereof shall be deemed not to form part of this Agreement.

37.    REPRESENTATIVES AND CORRESPONDENCE

       The Parties shall inform each other of their representatives for the purpose of correspondence between the Parties.

38.    NOTICES

       (a) Any notice or consent required or permitted hereunder shall be given in writing or confirmed in writing as the context so requires and shall be deemed to be duly given if deposited by hand at, or despatched by airmail of the most expeditious class or by fax or electronic mail addressed to the registered office last quoted by the Party to whom it is addressed.

       (b) Unless it is expressly provided for herein or otherwise agreed, any such notice or consent shall be deemed to be served ten days from the date of despatch.

39.    PUBLICITY

       Any publicity or news releases regarding this Agreement shall not be issued or published without the prior agreement of the Parties.

40.    INFORMATION

       Information furnished by one Party to another shall be kept confidential by the Party receiving it and shall be used only for the purposes of this Agreement, and may not be used for any other purposes without the prior written consent of the Party owning the Information, unless such
       Information:

       (i) was previously known to the receiving Party free of any obligation to keep it confidential, or

       (ii) has come into the public domain other than by a breach of confidentiality by the receiving Party, or

       (iii) is received from a third party without similar restriction and without breach of this Agreement, or

       (iv) is necessary or proper disclosure under any applicable law, rule or regulation or pursuant to the direction of any Governmental Entity or Agency having jurisdiction in any country of the Parties.

41.    PERFORMANCE OF AGREEMENT

       The performance of this Agreement by the Parties hereto shall be contingent upon either:

              (i) the continued operation of at least one Scheduled Cable; it being understood that the Parties shall consult each other in such event and shall confer to decide further action including the termination of this Agreement

       or

              (ii)   the necessary government approvals.

42.    PERFORMANCE OF AGREEMENT

       The performance of this Agreement by the Parties hereto shall be contingent upon either:

              (i) the continued operation of at least one Scheduled Cable; it being understood that the Parties shall consult each other in such event and shall confer to decide further action including the termination of this Agreement.

       or

              (ii)   the necessary government approvals.

43.    SEVERABILITY

       If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the parties shall be construed and enforced accordingly.

44.    WAIVER

       The waiver of any breach of any term or condition of this Agreement shall not be deemed to be a waiver of any other breach of the same or any other term or condition of this Agreement. No waiver shall be valid unless it is written and signed on behalf of the Party making the waiver.